Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended June 30, 2019

Reports Net Investment Income of $0.35 per Weighted Average Share and Net Asset Value of $13.41 per Share

Declares Third Quarter 2019 Distribution of $0.34 per Share

NEW YORK--(BUSINESS WIRE)--August 7, 2019--New Mountain Finance Corporation (NYSE: NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter ended June 30, 2019 and reported second quarter net investment income of $0.35 per weighted average share. At June 30, 2019, net asset value (“NAV”) per share was $13.41, a decrease of $0.04 per share from March 31, 2019. The Company also announced that its board of directors declared a third quarter distribution of $0.34 per share, which will be payable on September 27, 2019 to holders of record as of September 13, 2019.

Selected Financial Highlights

(in thousands, except per share data)	June 30, 2019
Investment Portfolio(1)	$2,666,604
Total Assets	$2,791,316
Total Statutory Debt(2)	$1,438,987
NAV	$1,080,917

NAV per Share	$13.41
Statutory Debt/Equity(3)	1.22x
Investment Portfolio Composition	June 30, 2019	Percent of Total
First Lien	$1,394,329	52.3%
Second Lien(1)	746,448	28.0%
Subordinated	69,519	2.6%
Preferred Equity	130,109	4.9%
Investment Fund	182,400	6.8%
Common Equity and Other(4)	143,799	5.4%
Total	$2,666,604	100.0%
_____________________________
(1) Includes collateral for securities purchased under collateralized agreements to resell.
(2) Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures. Includes premium received on additional convertible notes issued in June 2019.
(3) Statutory debt / equity ratio of 1.33x as of June 30, 2019; pro forma ratio of 1.22x to reflect $94.2 million of net proceeds received from primary offering completed on July 11, 2019.
(4) Includes investments held in New Mountain Net Lease Corporation (“NMNLC”).

We believe that the strength of the Company’s unique investment strategy – which focuses on middle market defensive growth companies that are well researched by New Mountain Capital, L.L.C. (“New Mountain”), a leading alternative investment firm, is underscored by continued stable credit performance. The Company has had only eight portfolio companies, representing approximately $125 million of the cost of all investments made since inception in October 2008, or approximately 1.8% of $6.9 billion, go on non-accrual.

Robert A. Hamwee, CEO, commented: "The second quarter represented another solid quarter of performance for NMFC. We originated $183 million of investments and once again had no new investments placed on non-accrual. Additionally, we anticipate an active third quarter of originations, allowing us to remain fully invested after our recent equity raise.”

“We are very pleased with the completion of another successful quarter,” added Steven B. Klinsky, NMFC Chairman. “We believe New Mountain’s strategy of focusing on “defensive growth” industries and on companies that we know well continues to prove to be a successful strategy. We believe one of our keys to success is the strength of the team and we continue to build the team over time, now at over 150 employees.”

Portfolio and Investment Activity1

As of June 30, 2019, the Company’s NAV was approximately $1,080.9 million and its portfolio had a fair value of approximately $2,666.6 million in 102 portfolio companies, with a weighted average YTM at Cost2 of approximately 9.4%. For the three months ended June 30, 2019, the Company made approximately $183.3 million of originations and commitments3. The $183.3 million includes approximately $97.7 million of investments in seven new portfolio companies and approximately $85.6 million of follow-on investments in fifteen portfolio companies held as of March 31, 2019. For the three months ended June 30, 2019, the Company had cash repayments3 of approximately $68.4 million.

Consolidated Results of Operations

The Company’s total investment income for the three months ended June 30, 2019 and 2018 was approximately $66.5 million and $54.6 million, respectively.

The Company’s total net expenses, after income tax expense, for the three months ended June 30, 2019 and 2018 were approximately $38.6 million and $28.8 million, respectively. Total net expenses, after income tax expense, for the three months ended June 30, 2019 and 2018 consisted of approximately $20.8 million and $12.8 million, respectively, of costs associated with the Company’s borrowings and approximately $15.8 million and $14.2 million, respectively, in net management and incentive fees. Since the Company’s initial public offering (“IPO”), the base management fee calculation has deducted the borrowings under the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”). The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to the Company’s existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with and into the New Mountain Finance Holdings, L.L.C. credit facility (the “Holdings Credit Facility”) on December 18, 2014. Post credit facility merger and to be consistent with the methodology since the IPO, New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”) will continue to waive management fees on the leverage associated with those assets held under revolving credit facilities that share the same underlying yield characteristics with investments that were leveraged under the legacy SLF Credit Facility, which as of June 30, 2019 and 2018 totaled approximately $658.5 million and $360.3 million, respectively. For the three months ended June 30, 2019 and 2018 management fees waived were approximately $2.9 million and $1.5 million, respectively. The Investment Adviser cannot recoup management fees that the Investment Adviser has previously waived. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended June 30, 2019 and 2018 were approximately $2.0 million and $1.8 million, respectively.

For the three months ended June 30, 2019 and 2018, the Company recorded approximately $4.1 million and $2.6 million of net realized and unrealized losses.

Liquidity and Capital Resources

As of June 30, 2019, the Company had cash and cash equivalents of approximately $87.2 million and total statutory debt outstanding of approximately $1,439.0 million4, which consisted of approximately $549.1 million of the $720.0 million of total availability on the Holdings Credit Facility, $135.0 million of the $135.0 million of total availability on the Company’s senior secured revolving credit facility (the “NMFC Credit Facility”), $100.0 million of the $150.0 million of total availability on the Company’s secured revolving credit facility (the “DB Credit Facility”), $0 of the $30.0 million of total availability on the senior secured revolving credit facility (the “NMNLC Credit Facility”), $201.6 million5 of convertible notes outstanding and $453.3 million of unsecured notes outstanding. Additionally, the Company had $165.0 million of SBA-guaranteed debentures outstanding as of June 30, 2019.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations, where the risk of loss has materially increased since the original investment, would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status and the final development could be an actual realization of a loss through a restructuring or impaired sale.

As of June 30, 2019, all investments in our portfolio had an investment rating of “1” or “2” with the exception of one portfolio company that had an investment rating of “4”. The Company’s investment in this portfolio company had an aggregate cost basis of approximately $1.5 million and an aggregate fair value of approximately less than $0.1 million.

Recent Developments

The Company had approximately $241.4 million of originations and commitments3 since the end of the second quarter through August 2, 2019. This was offset by approximately $0.4 million of repayments3 during the same period.

On July 11, 2019, the Company completed a public offering of 6,900,000 shares of the Company’s common stock at a public offering price of $13.68 per share. The Company’s Investment Adviser paid a $0.39 per share portion of the $0.42 per share underwriters' sales load such that the Company received net proceeds of $13.65 per share in this offering. All payments made by the Company’s Investment Adviser are not subject to reimbursement by the Company. The Company received total net proceeds of approximately $94.2 million in connection with this offering.

Due to the untimely death of Kurt J. Wolfgruber on June 17, 2019, as of June 30, 2019, the Company’s board of directors does not consist of a majority of non-interested persons, as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, in accordance with Section 56(b) of the 1940 Act, the requirement to have a majority of non-interested persons on the Company’s board of directors is suspended for 90 days. The Company is actively searching for a new non-interested person to add to the Company’s board of directors and expects to have a board of directors that consists of a majority of non-interested persons within the time period prescribed by the 1940 Act. Moreover, Rome G. Arnold replaced Mr. Wolfgruber as the chairman of the Company’s audit committee.

On August 1, 2019, the Company’s board of directors declared a third quarter 2019 distribution of $0.34 per share payable on September 27, 2019 to holders of record as of September 13, 2019.

_________________________________
[1]	Includes collateral for securities purchased under collateralized agreements to resell.
[2]

References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in our portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the LIBOR curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Company’s portfolio or other factors.

[3]	Excludes revolving credit facilities, netbacks, payment-in-kind (“PIK”) interest, bridge loans, return of capital and realized gains / losses.
[4]	Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures.
[5]	Includes premium received on additional convertible notes issued in June 2019.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Thursday, August 8, 2019, to discuss its second quarter 2019 financial results. All interested parties may participate in the conference call by dialing +1 (877) 443-9109 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-1082. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)
(unaudited)

	June 30, 2019	December 31, 2018
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $2,139,158 and $1,868,785, respectively)	$2,144,134	$1,861,323
Non-controlled/affiliated investments (cost of $80,065 and $78,438, respectively)	76,592	77,493
Controlled investments (cost of $399,317 and $382,503, respectively)	422,370	403,137
Total investments at fair value (cost of $2,618,540 and $2,329,726, respectively)	2,643,096	2,341,953
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	23,508	23,508
Cash and cash equivalents	87,161	49,664
Interest and dividend receivable	33,385	30,081
Receivable from affiliates	297	288
Other assets	3,869	3,172
Total assets	$2,791,316	$2,448,666

Liabilities
Borrowings
Holdings Credit Facility	$549,063	$512,563
Unsecured Notes	453,250	336,750
Convertible Notes	201,674	270,301
SBA-guaranteed debentures	165,000	165,000
NMFC Credit Facility	135,000	60,000
DB Credit Facility	100,000	57,000
Deferred financing costs (net of accumulated amortization of $25,481 and $22,234, respectively)	(16,469)	(17,515)
Net borrowings	1,587,518	1,384,099
Payable for unsettled securities purchased	84,930	20,147
Interest payable	15,501	12,397
Management fee payable	8,817	8,392
Incentive fee payable	6,987	6,864
Deferred tax liability	1,166	1,006
Payable to affiliates	451	1,021
Other liabilities	5,029	8,471
Total liabilities	1,710,399	1,442,397
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	–	–
Common stock, par value $0.01 per share, 200,000,000 and 100,000,000 shares authorized, respectively, and 80,610,302 and 76,106,372 shares issued and outstanding, respectively	806	761
Paid in capital in excess of par	1,097,286	1,035,629
Accumulated overdistributed earnings	(17,175)	(30,121)
Total net assets	$1,080,917	$1,006,269
Total liabilities and net assets	$2,791,316	$2,448,666

Number of shares outstanding	80,610,302	76,106,372
Net asset value per share	$13.41	$13.22

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Investment income
From non-controlled/non-affiliated investments:
Interest income	$48,018	$38,510	$92,475	$73,946
Dividend income	–	–	–	486
Non-cash dividend income	2,069	1,439	4,043	2,763
Other income	1,841	1,013	4,095	3,881
From non-controlled/affiliated investments:
Interest income	1,033	210	2,037	312
Dividend income	812	791	1,538	1,636
Non-cash dividend income	301	4,017	592	8,026
Other income	301	912	592	1,214
From controlled investments:
Interest income	2,584	1,370	5,047	2,571
Dividend income	7,265	4,591	15,722	8,830
Non-cash dividend income	2,128	1,508	4,173	2,962
Other income	113	237	342	860
Total investment income	66,465	54,598	130,656	107,487
Expenses
Incentive fee	6,987	6,430	13,850	12,864
Management fee	11,640	9,301	22,615	17,993
Interest and other financing expenses	20,719	12,824	39,865	24,114
Administrative expenses	1,049	822	2,144	1,761
Professional fees	886	708	1,652	1,402
Other general and administrative expenses	398	518	810	928
Total expenses	41,679	30,603	80,936	59,062
Less: management fees waived	(2,823)	(1,495)	(5,356)	(2,817)
Less: expenses waived and reimbursed	(335)	(276)	(335)	(276)
Net expenses	38,521	28,832	75,245	55,969
Net investment income before income taxes	27,944	25,766	55,411	51,518
Income tax (benefit) expense	(4)	45	13	61
Net investment income	27,948	25,721	55,398	51,457
Net realized (losses) gains:
Non-controlled/non-affiliated investments	47	(6,609)	90	(6,403)
Controlled investments	5	–	8	–
Net change in unrealized (depreciation) appreciation:
Non-controlled/non-affiliated investments	2,677	(14,500)	12,440	(18,021)
Non-controlled/affiliated investments	(1,637)	8,270	(2,528)	10,079
Controlled investments	(5,025)	11,317	2,417	10,861
Securities purchased under collateralized agreements to resell	–	–	–	(12)
Provision for taxes	(270)	(1,066)	(160)	(984)
Net realized and unrealized (losses) gains	(4,203)	(2,588)	12,267	(4,480)
Net increase in net assets resulting from operations	$23,745	$23,133	$67,665	$46,977
Basic earnings per share	$0.29	$0.30	$0.85	$0.62
Weighted average shares of common stock outstanding-basic	80,522,426	75,938,857	79,495,737	75,936,986
Diluted earnings per share	$0.27	$0.29	$0.76	$0.58
Weighted average shares of common stock outstanding-diluted	97,693,499	85,762,984	96,780,587	85,761,113
Distributions declared and paid per share	$0.34	$0.34	$0.68	$0.68

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL

New Mountain Capital is a New York based investment firm focused on long-term business-building and growth investments. The firm currently manages private equity, public equity, and credit funds with over $20 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.

Contacts

New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505